UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2007

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices)    (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2007, Ying Wu’s employment relationship with UTStarcom, Inc. (the “Company”) and its subsidiaries terminated.  Prior to such termination, Mr. Wu served as the Company’s Executive Vice President, Vice Chairman of the Board of Directors and the Chairman and Chief Executive Officer of one of the Company’s subsidiaries, UTStarcom China Co., Ltd.

Pursuant to the terms of the Amended and Restated Change of Control/Involuntary Termination Severance Agreement dated November 14, 2006 between the Company and Mr. Wu, (i) Mr. Wu will receive 12 months of base salary as in effect as of the date of the termination, payable in a lump sum within 30 days of termination, and 100% of the bonus for the year in which termination occurs, (ii) all equity awards, including without limitation option grants, restricted stock and stock purchase rights, granted to Mr. Wu will become fully vested and/or exercisable to the extent such equity awards are outstanding and/or unexercisable at the time of the termination, (iii) Mr. Wu will be permitted to exercise such vested equity awards for the shorter period of (a) 12 months from the date of termination and (b) the remaining term of the respective equity awards, and (iv) the Company will continue to provide Mr. Wu the same level of health coverage as in effect on the day immediately preceding the termination date until the earlier of the date he is no longer eligible to receive continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or 12 months from the termination date.

Item 8.01 Other Events.

Notice of Default Relating to 7/8% Convertible Subordinated Notes due 2008

On May 31, 2007, the Company received a notice of default (the “Notice of Default”) from U.S. Bank National Association, as indenture trustee (the “Trustee”), pursuant to which the Trustee asserted that the Company was in default of certain obligations under the Indenture (the “Original Indenture”), dated as of March 12, 2003, by and between the Company, as issuer, and the Trustee, as trustee, as amended by the First Supplemental Indenture (the “First Supplemental Indenture”), by and between the Company and the Trustee, dated January 9, 2007 (the Original Indenture as amended by the First Supplemental Indenture, the “Indenture”) with respect to the Company’s 7/8% Convertible Subordinated Notes due 2008 (CUSIP Nos. 918076AA8 and 918076AB6) (collectively, the “Notes”). The specific purported defaults referred to in the Notice of Default are (i) the Company’s failure to file with the Securities and Exchange Commission (“SEC”) and file with the Trustee its Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2006 (the “Q3 2006 10-Q”), its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the “2006 Form 10-K”) and its Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2007 (the “Q1 2007 10-Q”), as required by the Indenture and the Trust Indenture Act and (ii) the Company’s failure to deliver to the Trustee the officer’s certificate of compliance of the Company required by the Indenture.

As previously disclosed in the Company’s Current Report on Form 8-K filed January 10, 2007, pursuant to the Supplemental Indenture, any failure by the Company to comply with covenants in the Original Indenture relating to the filing of reports required to be filed with the SEC under the Securities Exchange Act of 1934 (the “SEC Reports”), as amended and the furnishing of copies of SEC Reports and the officer’s certificate of compliance of the Company required by the Original Indenture to the Trustee before 5:30 p.m., New York City time, on May 31, 2007 (the “Covenant Reversion Date”) would not constitute a default under the Indenture.  The Notice of Default states that the Covenant Reversion Date provided for by the First Supplemental Indenture had passed and that the Company’s failure to cure the purported defaults within 60 consecutive days after the date of the Notice of Default (such date following the 60 consecutive days, the “Demand Date”), would constitute an “Event of Default” under the Indenture.

The Company previously reported in its Notifications of Late Filing on Form 12b-25 filed on November 11, 2006, March 2, 2007 and May 10, 2007, that the filing of the Q3 2006 10-Q, the 2006 Form 10-K and the Q1 2007 10-Q had been delayed for the reasons stated therein.

The Company does not believe it is currently in default under the Indenture.  However, if the Company’s interpretation of the Indenture is incorrect and a default has occurred under the Indenture and if such default is not cured by the Demand Date, an “Event of Default” will have occurred under the Indenture. The occurrence of an “Event of Default” under the Indenture would afford the Trustee or holders of not less than 25% in aggregate principal amount of outstanding Notes the right to declare the full principal amount of all outstanding Notes to be immediately due and payable. The Company cannot be certain that it will be able to file all required reports with the SEC by the Demand Date. Furthermore, the Company cannot be certain that consents from holders of the Notes necessary for an additional waiver of its obligations to comply with the Indenture covenants within the required period can be obtained on reasonable terms.

The Company does not currently have sufficient cash reserves outside of China to pay the principal amount of the Notes, which obligations may become immediately due if an Event of Default were to occur and the trustee or holders of not less than 25% in aggregate principal amount of outstanding Notes were to declare the full principal amount of all outstanding Notes to be immediately due and payable. Because the Company is limited by the Chinese government’s imposition of currency exchange controls on transfer of funds outside of China, it may be time-consuming, difficult and/or expensive for the Company to transfer funds from China to repay the Notes. As a result, if an Event of Default on the Notes were to occur, the Company may not have sufficient cash resources to repay the Notes and to continue operations without seeking new financing arrangements. The Company cannot be certain that additional financing for these purposes would be available on acceptable terms or at all, and if such financing is not available, the Company’s business could be seriously harmed.

Conclusion of Strategic Alternatives Process

The Company previously announced that it would explore a variety of strategic alternatives to enhance stockholder value and established a special committee of the Board of Directors to assist the Company in its analysis and consideration of various strategic alternatives.  On June 1, 2007, the Company issued a press release entitled “UTStarcom Concludes Strategic Alternatives Process.”  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

FORWARD LOOKING STATEMENTS

This Form 8-K contains statements that are forward-looking in nature, including statements about the status of the listing of the Company’s securities on NASDAQ Stock Market, the anticipated preconditions for the filing of the Q3 2006 10-Q, 2006 Form 10-K and Q1 2007 10-Q with the SEC, and a potential event of default under the Indenture and the anticipated consequences of such an event of default.  Those statements are subject to risks and uncertainties that may cause actual results to differ materially.  The Company refers readers to the risk factors identified in its latest Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and current Reports on Form 8-K, as filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

99.1                           Press release entitled “UTStarcom Concludes Strategic Alternatives Process”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: June 6, 2007	By:	/s/ Francis P. Barton
	Name:	Francis P. Barton
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title
99.1	Press Release entitled “UTStarcom Concludes Strategic Alternatives Process”